Exhibit 10.18
FANNIE MAE
STOCK COMPENSATION PLAN OF 2003
as amended December 14, 2007
I. The Plan
1.1	Purpose. The purpose of the Fannie Mae Stock Compensation Plan of 2003 is to promote the success of Fannie Mae by providing stock compensation to employees and directors that is comparable to that provided by similar companies; to attract, motivate, retain and reward employees of Fannie Mae; to provide incentives for high levels of individual performance and improved financial performance of Fannie Mae; to attract, motivate and retain experienced and knowledgeable independent directors; and to promote a close identity of interests between directors, officers, employees and shareholders.

1.2	Definitions. The following terms shall have the meanings set forth below:
(1)	“Award” shall mean an award of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award, Stock Bonus or any other award authorized under Section 1.6, or any combination thereof, whether alternative or cumulative, or an award of any Options or Restricted Stock authorized under Articles VI and VII.

(2)	“Award Date” shall mean the date upon which the Committee takes the action granting an Award or a later date designated by the Committee as the Award Date at the time it grants the Award, or, in the case of Awards under Sections 6.2 or 7.2, the applicable dates set forth therein.

(3)	“Award Document” shall mean any writing (including in electronic or other form approved by the Committee), which may be an agreement, setting forth the terms of an Award that has been granted by the Committee.

(4)	“Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(5)	“Beneficiary” shall mean the person or persons designated by a Participant or Permitted Transferee in writing to the senior-ranking officer in the Human Resources department of Fannie Mae to receive the benefits specified in an Award Document and under the Plan in the event of the death of the Participant or Permitted Transferee.

(6)	“Benefit Plans Committee” shall mean the Benefit Plans Committee established by the Board, consisting of employees of Fannie Mae.

(7)	“Board” shall mean the Board of Directors of Fannie Mae.

(8)	“Cause” shall mean significant harm to Fannie Mae in connection with a Participant’s employment by Fannie Mae, by the Participant’s engaging in dishonest or fraudulent actions or willful misconduct or performing the Participant’s duties in a negligent manner, as determined by the Committee for a member of the Board who is an officer or employee of Fannie Mae and for the General Counsel of Fannie Mae, and by the General Counsel of Fannie Mae for all other employees; provided that no act or failure to act will be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the act or failure to act was in the interest of Fannie Mae.

(9)	“Change in Control Event” shall mean a change in the composition of a majority of the Board elected by shareholders within 12 months after any “person” (as such term is used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Fannie Mae representing more than 25 percent of the combined voting power of the then-outstanding securities of Fannie Mae entitled to then vote generally in the election of directors of Fannie Mae.

(10)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(11)	“Committee” shall mean the Compensation Committee of the Board.

(12)	“Common Stock” shall mean the common stock of Fannie Mae and, in the event such common stock is converted to another security or property pursuant to Section 8.2, such other security or property.

(13)	“Director Term” shall mean the period starting immediately following the annual meeting of the shareholders at which directors are elected to serve on the Board and ending at the close of the next annual meeting at which directors are elected.

(14)	“Early Retirement” means separation from service with Fannie Mae at or after the attainment of age 60 (but before attainment of age 65) with five years of service with Fannie Mae, or at an earlier age only if permitted by the Committee in its sole discretion. For purposes of this Section 1.2(14), a year of service shall be determined in accordance with the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law.

(15)	“Eligible Employee” shall mean any employee of Fannie Mae.

(16)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(17)	“Fair Market Value” shall mean the per share value of Common Stock as determined by using the mean between the high and low selling prices of such Common Stock, on the date of determination, as reported on the NYSE. If such prices are not available the Fair Market Value shall be the mean of (1) the mean between the high and low selling prices of the common stock, as reported on the NYSE, for the first trading day immediately preceding the date of determination and (2) the mean between the high and low selling prices of the common stock, as reported on the NYSE, for the first trading day immediately following the date of determination. If the Common Stock is no longer traded on the NYSE, or if for any other reason using the foregoing methods to determine Fair Market Value is not possible or logical under the circumstances, the Committee may determine the Fair Market Value, in good faith, using any reasonable method.

(18)	“Fannie Mae” shall mean Fannie Mae and its successors and, where the context requires, its Subsidiaries.

(19)	“Immediate Family Member” shall mean, with respect to a Participant, (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, half-sibling, stepsibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relations where the adopted individual shall not have attained the age of 18 years prior to such adoption); (ii) the Participant’s Domestic Partner (as defined in Section 2.18 of the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law and determined pursuant to the guidelines and procedures established thereunder); (iii) any lineal ascendant or descendant of any individual described in (i) or (ii) above; (iv) any partnership, limited liability company, association, corporation or other entity all of whose beneficial interests (including without limitation all pecuniary interests, voting rights and investment power) are held by and for the benefit of the Participant and/or one or more individuals described in (i), (ii) or (iii) above; or (v) any trust for the sole benefit of the Participant and/or one or more individuals described in (i), (ii) or (iii) above.

(20)	“Incentive Stock Option” shall mean an Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, or any successor provision, and that otherwise satisfies the requirements of that section.

(21)	“NMD Participant” shall mean a Nonmanagement Director who has been granted an Award under Article VI or Article VII.

(22)	“Nonmanagement Director” shall mean a member of the Board who is not an officer or employee of Fannie Mae.

(23)	“Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option

(24)	“NYSE” shall mean the New York Stock Exchange.

(25)	“Option” shall mean an option to purchase shares of Common Stock pursuant to an Award.

(26)	“Participant” shall mean a Nonmanagement Director who has been granted an Award under the Plan or an Eligible Employee who has been granted an Award under the Plan.

(27)	“Performance Share Award” shall mean an Award granted under Section 5.1.

(28)	“Permitted Transferee” shall mean (i) any Immediate Family Member with respect to the Participant, and (ii) in the case of an Eligible Employee, any organization described in Section 170(c) of the Code that is eligible to receive tax-deductible, charitable contributions or any intermediary designated to exercise an Option for the benefit of such organization.

(29)	“Personal Representative” shall mean the person or persons who, upon the incompetence of a Participant or Permitted Transferee, shall have acquired, by legal proceeding or power of attorney, the power to exercise the rights under the Plan, and who shall have become the legal representative of the Participant or Permitted Transferee, or, in the event of the death of the Participant or the Permitted Transferee, the executor or administrator of the estate of the Participant or Permitted Transferee.

(30)	“Plan” shall mean this Fannie Mae Stock Compensation Plan of 2003.

(31)	“Plan Termination Date” shall mean the tenth anniversary of the date of the meeting at which shareholders of Fannie Mae approve the Plan.

(32)	“QDRO” shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto) and the applicable rules thereunder.

(33)	“Restricted Stock” shall mean shares or bookkeeping units of Common Stock awarded to a Participant subject to payment of the consideration, if any, and the conditions on vesting and transfer and other restrictions as are established under the Plan, for so long as such shares or units remain nonvested under the terms of the applicable Award Document.

(34)	“Retirement” shall mean, in the case of an Eligible Employee, separation from service with Fannie Mae under conditions entitling such Eligible Employee to an immediate annuity under the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law or under the Civil Service retirement law, whichever is applicable to such Eligible Employee, at or after the attainment of age 65.

(35)	“Stand-Alone SAR” shall mean a Stock Appreciation Right granted independently of any other Award.

(36)	“Stock Appreciation Right” shall mean a right pursuant to an Award to receive a number of shares of Common Stock or an amount of cash, or a combination of shares of Common Stock and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

(37)	“Stock Bonus” shall mean an Award of shares of Common Stock under Section 5.2.

(38)	“STSP” shall mean the Fannie Mae Securities Transactions Supervision Program and the guidelines thereunder.

(39)	“Subsidiary” shall mean an organization whose employees are identified by the Board as eligible to participate in benefit plans of Fannie Mae.

(40)	“Total Disability” shall mean complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Participant was employed when the illness commenced or accident occurred, as determined by Fannie Mae’s independent medical consultant.

(41)	“Without Consideration” shall mean, with respect to a transfer of an Option, that the transfer is being made purely as a gift or donation, with no promise or receipt of payment, goods, services or other thing of value in exchange for the Option; provided, however, if the terms of a transfer of Options to an otherwise Permitted Transferee require that, upon proper notice of exercise of such Options, (i) Fannie Mae may reduce the number of shares of Common Stock or sell such number of shares of Common Stock otherwise deliverable thereunder to the extent required to fund any additional withholding tax on behalf of the Eligible Employee necessitated by the exercise, delivering only the balance of the shares of Common Stock due upon exercise of the Option to the Permitted Transferee, and/or (ii) the Permitted Transferee sell the shares of Common Stock so received upon exercise of the Option, apply a portion of the net proceeds of the exercise to the payment of any additional taxes, fees or other costs or expenses incurred by the donor Eligible Employee in connection with or as a result of such transfer and then deliver (if an intermediary) or retain (if an organization described in Section 170(c) of the Code) the remaining net proceeds from such sales of shares of Common Stock, the transfer shall nevertheless continue to be Without Consideration for the purposes hereof. A distribution of an Option by an entity or trust described in Section 1.2(19)(iv) or (v) to an owner or beneficiary thereof shall be treated as a transfer Without Consideration.
1.3	Administration and Authorization; Power and Procedure
(a)	The Committee. The Plan shall be administered by, and all Awards to Eligible Employees shall be authorized by, the Committee, unless otherwise required by law or regulation. Action of the Committee with respect to the administration of the Plan shall be taken by majority vote or unanimous written consent of the respective members.

(b)	Plan Awards; Interpretation; Powers. Subject to the express provisions of the Plan, the Committee shall have the authority:
(i)	to determine the Eligible Employees who will receive an Award;

(ii)	to grant an Award to such Eligible Employees, to determine the amount of and the price at which shares of Common Stock will be offered or awarded, to determine the other specific terms and conditions of such Award consistent with the express limits of the Plan, to establish the installments (if any) in which such Award shall become exercisable or shall vest, and to establish the expiration date and the events of termination of such Award;

(iii)	to construe and interpret the Plan and any Award Documents, to further define the terms used in the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(iv)	to cancel, modify or waive Fannie Mae’s rights with respect to, or modify, discontinue, suspend or terminate, an Award being granted or an outstanding Award granted to or held by an Eligible Employee, subject to any required consents under Section 8.5;

(v)	as part of any Eligible Employee’s employment agreement approved by the Committee, to modify or change an Award;

(vi)	to accelerate the vesting of, extend the ability to exercise, or extend the term of an Award being granted or an outstanding Award; and

(vii)	to make all other determinations and take such other actions as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan and the effectuation of its purposes.

Notwithstanding the foregoing, the provisions of Articles VI and VII (except Sections 6.7 and 7.5) relating to Nonmanagement Director Awards shall be automatic and, to the maximum extent possible, self-effectuating. Ministerial, non-discretionary actions with respect to implementation of the Plan shall be performed by individuals who are officers or employees of Fannie Mae at the direction of the senior ranking officer in the Human Resources department of Fannie Mae. The senior ranking officer in the Human Resources department of Fannie Mae may also direct that certain administrative functions shall be performed by service providers outside of Fannie Mae.
(c)	Binding Determinations. Any action taken by, and any inaction of, Fannie Mae, any Subsidiary, the Board, the Committee or the Benefit Plans Committee relating or pursuant to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions of the Plan, the Board, the Committee and the Benefit Plans Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d)	Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Board, the Committee and the Benefit Plans Committee may obtain and may rely upon the advice of experts, including professional advisors to Fannie Mae.

(e)	Delegation. The Committee may delegate, subject to such terms and conditions as it may impose, some or all of its authority under the Plan to one or more members of the Board or, for Awards to Eligible Employees below the rank of Senior Vice President, to the senior-ranking officer in the Human Resources department. In addition, the Committee may delegate ministerial, non-discretionary functions to individuals who are officers, employees, contractors or vendors of Fannie Mae.

(f)	No Liability. No member of the Board, the Committee or the Benefit Plans Committee, or director, officer or employee of Fannie Mae or any Subsidiary shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person in connection with the administration of the Plan, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

(g)	Indemnification. To the extent permitted by law, each of the members of the Board, the Committee and the Benefit Plans Committee and each of the directors, officers and employees of Fannie Mae and any Subsidiary shall be held harmless and be indemnified by Fannie Mae for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.
1.4	Participation. Awards may be granted by the Committee to Eligible Employees. An Eligible Employee who has been granted an Award may be granted, if otherwise eligible, additional Awards if the Committee shall so determine. Nonmanagement Directors shall be eligible to receive Awards granted automatically under Sections 6.2 and 7.2 and Awards granted under Sections 6.7 and 7.5.

1.5	Shares Available for Awards.
(a)	Common Stock. Subject to the provisions of Section 8.2, the shares of Common Stock that may be delivered under this Plan shall be shares of Fannie Mae’s authorized but unissued Common Stock, shares of Common Stock held by Fannie Mae as treasury shares or shares of Common Stock purchased by Fannie Mae on the open market.

(b)	Number of Shares. The maximum number of shares of Common Stock that may be delivered under Awards granted to Eligible Employees and Nonmanagement Directors under the Plan shall not exceed 40,000,000 shares, and, subject to such overall maximum as applied to all Awards, the maximum number of shares of Common Stock that may be delivered under Specified Stock Awards (as hereinafter defined) shall not exceed, in the aggregate, 2,000,000 shares. For purposes of this Section 1.5(b),
(i)	a Specified Stock Award is (A) an Award granted pursuant to Article IV (“Restricted Stock Awards”) that is scheduled to vest in full before the third anniversary of the date of grant, or (B) an Award granted pursuant to Section 5.1 (“Grants of Performance Share Awards”) with a performance cycle that ends less than one year from the date of grant, or (C) an Award granted pursuant to Section 5.2 (“Grants of Stock Bonuses”) that is fully and immediately vested or that has vesting or performance features described in (A) or (B) above;

(ii)	an Award that is described in both Article IV and Section 5.1 shall be considered a Specified Stock Award only if it is described in both of clauses (A) and (B) of Section 1.5(b)(i) above;

(iii)	in applying Sections 1.5(b)(i), there shall be disregarded any Award or Plan provision that could result in accelerated vesting of or delivery of Common Stock under an Award; and

(iv)	the 40,000,000 and 2,000,000 limitations shall be subject to adjustment in accordance with Section 8.2.”

(c)	Calculation of Available Shares and Replenishment. A good faith estimate of the number of shares of Common Stock subject to outstanding Awards that will be satisfied by delivery of shares of Common Stock, plus the number of shares of Common Stock referenced in calculating an Award paid in cash, shall be reserved from the number of shares of Common Stock available for Awards under the Plan. The aggregate number of shares of Common Stock delivered under the Plan plus the number of shares of Common Stock referenced with respect to Awards paid in cash shall reduce the number of shares of Common Stock remaining available for Awards under the Plan. If any Award shall expire or be canceled or terminated without having been exercised in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, nonvested or undelivered shares of Common Stock subject thereto or the shares of Common Stock referenced with respect thereto shall again be available under the Plan. In the case of Awards granted in combination such that the exercise of one results in a proportionate cancellation of the other, the number of shares of Common Stock reserved for issuance shall be the greater of the number that would be reserved if one or the other alone were outstanding. If Fannie Mae withholds shares of Common Stock pursuant to Section 8.4, the number of shares of Common Stock that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 8.4 shall be treated as delivered, and the aggregate number of shares of Common Stock deliverable with respect to the applicable Award and under the Plan shall be reduced by the number of shares of Common Stock so withheld, and such withheld shares shall not be available for additional Awards.
1.6	Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for such shares or Award and other terms and conditions of the Award. Each Award to an Eligible Employee shall be evidenced by an Award Document, which, if required by the Committee, shall be signed by the Eligible Employee. Awards are not restricted to any specified form or structure and may include, without limitation, the types of Awards set forth in Articles II, III, IV and V or, without limitation, any other transfers of Common Stock or any options or warrants to acquire shares of Common Stock, or any similar right with value related to or derived from the value of Common Stock, as may be determined by the Committee. An Award may consist of one such benefit, or two or more of them in any combination or alternative.

1.7	Award Period. Each Award and all executory rights or obligations under the related Award Document shall expire on such date (if any) as shall be determined by the Committee.

1.8	Limitations on Exercise and Vesting of Awards.
(a)	Provisions for Exercise. An Award shall be exercisable or shall vest as determined by the Committee.

(b)	Procedure. Any exercisable Award shall be exercised when the person appointed by the Committee or the Committee’s designee receives written notice of exercise from the Participant or by any other method, including in electronic form, approved by the Committee, together with satisfactory arrangements for any required payment to be made in accordance with Sections 2.2 or 8.4 or the terms of the Award Document, as the case may be.

(c)	Fractional Shares. Fractional share interests shall be disregarded, but may be accumulated, or the Committee may determine that cash will be paid or transferred in lieu of any fractional share interests.
1.9	Transferability.
(a)	General Restrictions. Awards may be exercised only by the Participant; the Participant’s Personal Representative, if any; the Participant’s Beneficiary, if the Participant has died; the recipient of an Award by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a QDRO; in the case of a Nonqualified Stock Option, a person who was a Permitted Transferee at the time the Option was transferred to such person; a Permitted Transferee’s Personal Representative, if any; or a Permitted Transferee’s Beneficiary, if the Permitted Transferee has died. Amounts payable or shares of Common Stock issuable under an Award shall be paid to (or registered in the name of) the person or persons specified by the person exercising the Award. Other than (i) by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a QDRO or (ii) to a Permitted Transferee in the case of any Nonqualified Stock Option and (subject to (b), (c), (d), and (e) below), no right or benefit under this Plan or any Award, whether vested or not vested, shall be transferable by a Participant or Permitted Transferee or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to Fannie Mae), and any such attempted action shall be void.

Fannie Mae shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or shares of Common Stock only in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.
(b)	Tax Withholding. An Eligible Employee may not transfer Options (“Transferred Options”) to a Permitted Transferee, other than a charitable organization described in Section 1.2(28)(ii), unless the Eligible Employee agrees to retain, and not to exercise until the exercise of the Transferred Options, at least 50 percent of the exercisable Options held by the Eligible Employee with the same exercise price and expiration date as the Transferred Options. The condition set forth in the first sentence of this Section 1.9(b), however, may be waived at any time by (A) the Chairman of the Committee in the case of an Eligible Employee who is either a member of the Board or the senior-ranking officer in the Human Resources department of Fannie Mae, or (B) the senior-ranking officer in the Human Resources department of Fannie Mae in the case of any other Eligible Employee, and, as a condition of such waiver, the Chairman of the Committee or the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, may specify other steps that the Eligible Employee must take to provide for the collection by Fannie Mae of all federal, state, local and other taxes required by law to be withheld upon the exercise of such Transferred Options.

(c)	Notice of Transfer. A transfer of an Option to a Permitted Transferee shall not be effective unless, prior to making the transfer, the transferor (i) provides written notice of the transfer to (A) the Chairman of the Committee in the case of a transfer by a Participant who is either a member of the Board, the senior-ranking officer in the Human Resources department of Fannie Mae or the General Counsel of Fannie Mae (or a transfer by a Permitted Transferee of an Option originally granted to a member of the Board or to the senior-ranking officer in the Human Resources department of Fannie Mae), or (B) the senior-ranking officer in the Human Resources department of Fannie Mae in the case of any other transfer, and (ii) certifies in writing to the Chairman of the Committee or the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, that the transfer will be Without Consideration.

(d)	Approval of Transfer. A transfer of an Option to a charitable organization described in section 1.2(28)(ii) shall not be effective unless, after receiving the notice described in (c) above, the Chairman of the Committee or, after consultation with the General Counsel of Fannie Mae, the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, either approves the proposed transfer in writing or does not disapprove the proposed transfer in writing within ten business days after receipt of such notice. The Chairman of the Committee or, after consultation with the General Counsel of Fannie Mae, the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, may disapprove a proposed transfer if he or she determines, in his or her good faith judgment, that (i) the proposed Permitted Transferee has philosophies, purposes, policies, objectives, goals or practices inconsistent with those of Fannie Mae or (ii) the Participant has not taken such steps as may be necessary or appropriate to provide for the collection by Fannie Mae of all federal, state, local and other taxes required by law to be withheld upon exercise of the Option.

(e)	Transfer of Nonvested Options. A nonvested Option may be transferred only to an Immediate Family Member described in section 1.2(28)(i) and only with the prior consent of (A) the Chairman of the Committee in the case of a Participant who is either a member of the Board, the senior-ranking officer in the Human Resources department of Fannie Mae or the General Counsel of Fannie Mae, or (B) after consultation with the General Counsel, the senior-ranking officer in the Human Resources department of Fannie Mae, after consultation with the General Counsel of Fannie Mae, in the case of any other Participant.
1.10	Section 83(b) Elections. If a Participant shall file an election with the Internal Revenue Service under Section 83(b) of the Code to include the value of any Award in the Participant’s gross income while the Award remains subject to restrictions, the Participant shall promptly furnish Fannie Mae with a copy of such election.

II. Options
2.1	Grants. One or more Options may be granted under this Article II to any Eligible Employee. Each Option granted may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.2	Option Price.
(a)	Pricing Limits. The exercise price for shares of Common Stock covered by an Option shall be determined by the Committee at the time of the Award, but shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Award Date. Notwithstanding any provision of the Plan, an Option may not be modified so as to reduce the exercise price of the Option.

(b)	Payment Provisions. The exercise price for any shares of Common Stock purchased on exercise of an Option granted under this Article II shall be paid in full at the time of each exercise in one or a combination of the following methods: (i) by electronic funds transfer; (ii) by check payable to the order of Fannie Mae; (iii) by notice and third party payment; (iv) by the delivery of shares of Common Stock already owned by the Participant; or (v) by cashless exercise, or any other method, if permitted by law and authorized by the Committee, in its discretion, or specified in the applicable Award Document; provided, however, that the Committee, in its discretion, may limit the Participant’s ability to exercise an Option by delivering shares of Common Stock, including by imposing a requirement that the Participant satisfy a minimum holding period with respect to the shares so delivered. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.
2.3	Limitations on Incentive Stock Options. There shall be imposed in any Award Document relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code, or any successor provision.

2.4	Option Period.
(a)	Award Period. Each Option shall specify the Award Period for which the Option is granted and shall provide that the Option shall expire at the end of such Award Period. The Committee may extend the Award Period by amendment of an Option or in an Eligible Employee’s employment agreement approved by the Committee. Notwithstanding the foregoing, the Award Period with respect to an Incentive Stock Option, including all extensions, shall not exceed ten years.

(b)	Effect of Termination of Employment. Notwithstanding the provisions of Section 2.4(a), unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, (i) for a Participant whose employment is terminated for any reason other than for Cause, Retirement, Early Retirement, Total Disability, death or having attained at least age 55 with at least five years of service and is not covered by Section 2.5(d), an Option shall expire on the earlier to occur of (A) the end of the Award Period or (B) the date three months following the Participant’s termination of employment, (ii) for a Participant whose employment is terminated and is covered by Section 2.5(d), an Option shall expire on the earlier to occur of (A) the end of the Award Period or (B) the date 12 months following the Participant’s termination of employment, (iii) for a Participant whose employment is terminated by reason of Retirement, Early Retirement, Total Disability, death or having attained at least age 55 with at least five years of service, an Option shall expire on the end of the Award Period and (iv) for a Participant whose employment is terminated by Fannie Mae for Cause, an Option shall expire upon the Participant’s termination.

(c)	Death of Permitted Transferee. Unless otherwise provided by the Committee, an Option held by a Permitted Transferee shall expire on the earlier of the date on which it would expire pursuant to Section 2.4(a) or (b) or the date 12 months following the Permitted Transferee’s death.
2.5	Vesting; Forfeiture.
(a)	Vesting Generally. An Option shall be exercisable and vested upon such terms and conditions or pursuant to such schedule as the Committee shall determine. Except as otherwise provided in this Section 2.5 or unless otherwise specified by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, an Option that is not vested upon a Participant’s termination of employment shall be forfeited. If a Participant’s employment is terminated by Fannie Mae for Cause, an Option that is not vested upon the Participant’s termination shall be forfeited.

(b)	Change in Control. The Committee, in its discretion, may grant Options that by their terms shall become immediately exercisable and fully vested upon a Change in Control Event.

(c)	Retirement, Early Retirement, Total Disability or Death. Unless otherwise specified by the Committee, an Option shall become immediately exercisable and fully vested upon the Participant’s Total Disability or the Participant’s termination of employment by reason of Retirement, Early Retirement or death.

(d)	Vesting Upon Termination with Separation Agreements. Notwithstanding the foregoing, (i) for a Participant who, prior to the termination of employment, executes a separation agreement with Fannie Mae pursuant to Fannie Mae’s Voluntary Separation Agreement program (“VSA”) or Voluntary Separation Option program (“VSO”), one-half of the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment shall become immediately exercisable and fully vested upon the Participant’s termination; (ii) for a Participant who accepts Fannie Mae’s offer to terminate employment voluntarily and, prior to such termination, executes a separation agreement with Fannie Mae pursuant to an Elective Severance Window under the Federal National Mortgage Association Discretionary Severance Benefit Plan, the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment by Fannie Mae, and one-half of the portion of each Award that would have vested within 13-24 months of the date of termination, shall become immediately exercisable and fully vested upon termination; and (iii) for a Participant who, prior to the termination of his or her employment, executes a separation agreement with Fannie Mae pursuant to a Displacement Program under the Federal National Mortgage Association Discretionary Severance Benefit Plan or pursuant to the Fannie Mae Individual Severance Plan, the portion of each Award that would have vested within 12 months of the date of termination of employment shall become immediately exercisable and fully vested upon the Participant’s termination. If the Committee approves an employment agreement with an Eligible Employee that provides for vesting of certain Awards upon the employee’s termination, such Awards shall vest in accordance with the terms of such Eligible Employee’s employment agreement.

(e)	“EPS Challenge Grants.” Section 2.5(d) shall not apply to Options granted under the “EPS Challenge Grant” program established by the Board on January 18, 2000 or, if so provided by the Committee, to Options granted under other special incentive Option programs.
2.6	Option Amendments or Waiver of Restrictions. Subject to Sections 1.5 and 8.5 and the specific limitations on Awards contained in the Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Participant who is an Eligible Employee, any adjustment in the vesting schedule, the restrictions upon or the term of an Award granted under this Article II by amendment, waiver or other legally valid means. The amendment or other action may provide, among other changes, for a longer or shorter vesting or exercise period.

2.7	Gain Deferral. Any Participant who is eligible to participate in the Fannie Mae Stock Option Gain Deferral Plan may elect to exercise a Nonqualified Stock Option under the provisions of such plan.
III. Stock Appreciation Rights
3.1	Grants. In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or may grant to any Eligible Employee Stand-Alone SARs. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code (or any successor provision). Each Stand-Alone SAR shall specify the Award Period for which the Stand-Alone SAR is granted and shall provide that the Stand-Alone SAR shall expire at the end of such Award Period. The Committee may extend the Award Period by amendment of a Stand-Alone SAR.

3.2	Exercise of Stock Appreciation Rights.
(a)	Related Awards. Unless the Award Document or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

(b)	Stand-Alone SARs. Stand-Alone SARs shall be exercisable and vest upon such terms and conditions or pursuant to such schedule as the Committee shall determine at the time of the Award. Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, (i) in the case of a Participant’s termination of employment for Cause, Stand-Alone SARs shall expire and no longer be exercisable upon the Participant’s termination; (ii) in the case of a Participant’s Total Disability or a Participant’s termination of employment by reason of Retirement, Early Retirement or death or having attained at least age 55 with at least five years of service, Stand-Alone SARs shall become immediately exercisable and fully vested upon the Participant’s Total Disability or termination of employment, and Stand-Alone SARs shall expire and no longer be exercisable at the end of the Award Period; and (iii) in the case of a Participant’s termination of employment for any reason other than for Cause, Retirement, Early Retirement, Total Disability or death or having attained at least age 55 with at least five years of service, Stand-Alone SARs shall expire and no longer be exercisable on the earlier to occur of (A) the end of the Award Period or (B) the date three months following the Participant’s termination. The Committee, in its discretion, may grant Stand-Alone SARs that by their terms shall become immediately exercisable and fully vested upon a Change in Control Event.
3.3	Payment.
(a)	Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and surrender of the appropriate exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying
(i)	the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value on the date of exercise, by

(ii)	the number of shares of Common Stock with respect to which the Participant is exercising the Stock Appreciation Right.
(b)	Form of Payment. The Committee, in its discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, which may be solely in cash, solely in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in shares and partly in cash. If the Committee permits the Participant to elect to receive cash or shares of Common Stock (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.
IV. Restricted Stock Awards
4.1	Grants. The Committee, in its discretion, may grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Document shall specify the number of shares or units of Common Stock to be issued to the Participant, the date of such issuance, the consideration for the Restricted Stock, if any, to be paid by the Participant, the restrictions imposed on the Restricted Stock, and the conditions of release or lapse of such restrictions. Promptly after the lapse of restrictions on Restricted Stock, shares of Common Stock equal to the number of shares or units as to which the restrictions have lapsed (or such lesser number as may be permitted pursuant to Section 8.4) shall be delivered or credited to the Participant or other person entitled under the Plan to receive the shares. The Participant or such other person shall deliver to Fannie Mae such further assurance and documents as the Committee may require.

4.2	Restrictions.
(a)	Pre-Vesting Restraints. Except as provided in Section 1.9, shares or units of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

(b)	Dividend and Voting Rights. Unless otherwise provided in the applicable Award Document, a Participant receiving shares (but not units) of Restricted Stock shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that cease to be eligible for vesting. If provided in the applicable Award Document, a Participant receiving units of Restricted Stock shall be entitled to cash dividend and voting rights for such units even though they are not vested, provided that such rights shall terminate immediately as to any units of Restricted Stock that cease to be eligible for vesting.

(c)	Accelerated Vesting. Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, the restrictions on Restricted Stock shall lapse upon the Participant’s Total Disability or termination of employment by reason of Retirement, Early Retirement, or death, and, if provided in the applicable Award Document, restrictions on Restricted Stock held for more than one year from the Award Date by Participants shall lapse upon a Change in Control Event.

(d)	Vesting Upon Termination with Separation Agreements. Notwithstanding the foregoing, (i) for a Participant who, prior to the termination of employment, executes a separation agreement with Fannie Mae pursuant to Fannie Mae’s Voluntary Separation Agreement program (“VSA”) or Voluntary Separation Option program (“VSO”), one-half of the portion of each Award of Restricted Stock that would have vested within 12 months of the date of such Participant’s termination of employment shall become fully vested upon the Participant’s termination; (ii) for a Participant who accepts Fannie Mae’s offer to terminate employment voluntarily and, prior to such termination, executes a separation agreement with Fannie Mae pursuant to an Elective Severance Window under the Federal National Mortgage Association Discretionary Severance Benefit Plan, the portion of each Award of Restricted Stock that would have vested within 12 months of the date of such Participant’s termination of employment by Fannie Mae, and one-half of the portion of each Award of Restricted Stock that would have vested within 13-24 months of the date of termination, shall become fully vested upon termination; and (iii) for a Participant who, prior to the termination of his or her employment, executes a separation agreement with Fannie Mae pursuant to a Displacement Program under the Federal National Mortgage Association Discretionary Severance Benefit Plan or pursuant to the Fannie Mae Individual Severance Plan, the portion of each Award of Restricted Stock that would have vested within 12 months of the date of termination of employment shall become fully vested upon the Participant’s termination. If the Committee approves an employment agreement with an Eligible Employee that provides for vesting of certain Awards upon the employee’s termination, such Awards shall vest in accordance with the terms of such Eligible Employee’s employment agreement.

(e)	Forfeiture. Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, Restricted Stock as to which the restrictions have not lapsed in accordance with the provisions of the Award or pursuant to Section 4.2(c) shall be forfeited upon a Participant’s termination of employment. Upon the occurrence of any forfeiture of Restricted Stock, the forfeited Restricted Stock shall be automatically transferred to Fannie Mae without payment of any consideration by Fannie Mae and without any action by the Participant.
V. Performance Share Awards and Stock Bonuses
5.1	Grants of Performance Share Awards.
(a)	The Committee, in its discretion, may grant Performance Share Awards to Eligible Employees. An Award shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award and its terms and conditions. The Committee shall establish the specified period (a “performance cycle”) for the Performance Share Award and the measure(s) of the performance of Fannie Mae (or any part thereof) or the Eligible Employee. The Committee, during the performance cycle, may make such adjustments to the measure(s) of performance as it may deem appropriate to compensate for, or reflect, any significant changes that may occur in accounting practices, tax laws and other laws or regulations that alter or affect the computation of the measure(s). The Award Document shall specify how the degree of attainment of the measure(s) over the performance cycle is to be determined.

(b)	In its discretion, the Committee may grant Performance Share Awards which, by their terms, provide that, upon a Change in Control Event, payments shall be made with respect to a Performance Share Award held for more than one year from the Award Date by an Eligible Employee, based on the assumption that the performance achievement specified in the Award would have been attained by the end of the performance cycle. If the Committee approves an employment agreement with an Eligible Employee that provides for payments with respect to a Performance Share Award upon the employee’s termination, payments shall be made with respect to such Performance Share Awards in accordance with the terms of such Eligible Employee’s employment agreement.

(c)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, if an Eligible Employee’s employment is terminated because of Retirement, Total Disability or Early Retirement prior to the end of the performance cycle, but at least 18 months after the first day of the performance cycle, such Eligible Employee shall receive a pro rata Performance Share Award, calculated as if the Eligible Employee were employed by Fannie Mae at the end of the performance cycle but adjusted to reflect the portion of the performance cycle in which the Participant actually was employed by Fannie Mae, payable in full as soon as practicable after the end of the performance cycle.
(d)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, if an Eligible Employee’s employment is terminated because of the Eligible Employee’s death prior to the end of the performance cycle, but at least 18 months after the first day of the performance cycle, the Eligible Employee shall receive a pro rata Performance Share Award, payable in full as soon as practicable after the Eligible Employee’s death, in an amount that is based upon the Committee’s assessment of the likelihood of Fannie Mae’s success in attaining the performance measures by the end of the performance cycle and the portion of the performance cycle during which the Eligible Employee was employed by Fannie Mae, and calculated using the date of the Eligible Employee’s death as the date for establishing the Fair Market Value of such Award.

(e)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, if, after the end of the performance cycle, an Eligible Employee’s employment is terminated because of the Eligible Employee’s Retirement, Total Disability, death or Early Retirement, all portions of the Eligible Employee’s Performance Share Award not yet paid shall be paid in full as soon as practicable thereafter, except to the extent subject to a deferral election under Section 5.3.

(f)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, any Eligible Employee who is not employed by Fannie Mae on the last day of a performance cycle or on the date of a scheduled payment of any portion of a Performance Share Award (determined without regard to any deferral election under Section 5.3), other than by reason of the Eligible Employee’s Retirement, Total Disability, death or Early Retirement, shall forfeit such payment and all future payments with respect to such performance cycle.
5.2	Grants of Stock Bonuses. The Committee may grant a Stock Bonus to any Eligible Employee in such amounts of shares of Common Stock and on such terms and conditions as determined from time to time by the Committee.

5.3	Deferred Payments. The Committee, in its discretion, may permit any Eligible Employee to defer receipt of a Performance Share Award. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any vested rights of the Eligible Employee.
VI. Nonmanagement Director Options
6.1	Participation. Awards under this Article VI shall be made only to Nonmanagement Directors.

6.2	Annual Option Grants.
(a)	Annual Awards. On the first day of the Director Term in 2004 and in each subsequent year prior to the Plan Termination Date (each of which shall be the Award Date), there shall be granted automatically (without any action by the Board or the Committee) to each Nonmanagement Director then in office a Nonqualified Stock Option to purchase 4,000 shares of Common Stock. Any Nonmanagement Director appointed or elected to office during a Director Term shall be granted automatically (without any action by the Board or the Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase the nearest whole number of shares of Common Stock equal to 4,000 multiplied by the number of partial or full calendar months remaining in the Director Term in which the Award is granted divided by 12.

(b)	Maximum Number of Shares. Annual grants that would otherwise cause the total Awards under this Plan to exceed the maximum number of shares of Common Stock under Section 1.5(b) shall be prorated to come within such limitation.

(c)	Discontinuance of Annual Option Grants. Notwithstanding Section 6.2(a), no additional annual grants of Nonqualified Stock Options pursuant to Section 6.2(a) shall be made to Nonmanagement Directors after the grants made with respect to the annual meeting of the shareholders held in 2004.

6.3	Option Price. The exercise price per share of Common Stock covered by each Option granted under Sections 6.2 or 6.7 shall be 100 percent of the Fair Market Value on the Award Date. Notwithstanding any provision of the Plan, an Option may not be modified so as to reduce the exercise price of the Option. The exercise price of any Option granted under this Article shall be paid in full at the time of each purchase, in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in shares and partly in cash.
6.4 Option Period and Ability to Exercise. Each Option granted under Sections 6.2 or 6.7 shall provide that the Option shall expire ten years from the Award Date and shall be subject to earlier termination as provided below. Each Option granted under Sections 6.2 or 6.7 shall vest and become exercisable over a four-year period at a rate of 25 percent each year on the anniversary of the date of grant.
6.5	Termination of Directorship. If an NMD Participant’s services as a member of the Board terminate for any reason, any Option granted under Sections 6.2 or 6.7 held by the NMD Participant shall immediately vest and may be exercised until the earlier of one year after the date of such termination or the expiration of the stated term of the Option.

6.6	Adjustments. Options granted under Sections 6.2 or 6.7 shall be subject to adjustment as provided in Section 8.2, but only to the extent that such adjustment is based on objective criteria and is consistent with adjustments to Options or other Awards held by persons other than Nonmanagement Directors.

6.7	Additional Option Awards. Under this Article VI, the Committee may grant additional Option Awards to Nonmanagement Directors as appropriate, based on market compensation data or other information or circumstances.
VII. Nonmanagement Director Restricted Stock
7.1	Participation. Awards under this Article VII shall be made only to Nonmanagement Directors. Neither the Plan nor any action taken under the Plan shall give any NMD Participant the right to be reappointed or renominated to serve as a member of the Board.

7.2	Annual Grant of Restricted Stock.
(a)	Commencing with the annual meeting of the Company’s shareholders held in 2008, each Nonmanagement Director who is a member of the Board immediately following each annual meeting of the shareholders of the Company, shall be granted, immediately following such annual meeting, a Restricted Stock Award in the form of units (rounded down to the nearest full unit) representing shares of Common Stock. In 2008, this grant shall have an aggregate Fair Market Value on the date of grant equal to $135,000. In future years, the amount of the grant shall be equal to $135,000 or such other amount to be determined by the Board prior to the annual meeting. The Committee may determine, prior to the scheduled grant date, to substitute Restricted Stock in the form of restricted shares of Common Stock for the Restricted Stock units granted under Section 7.2.

(b)	A Nonmanagement Director who is newly appointed or elected after the annual meeting of the Company’s shareholders held in 2008 and between annual meetings of the Company’s shareholders shall be granted upon such appointment or election a pro rata portion of the Award of Restricted Stock that would have been granted to such newly appointed or elected Nonmanagement Director under Section 7.2(a) had he or she been a member of the Board on the date of the annual meeting of the shareholders of the Company occurring immediately prior to his or her election or appointment. The pro rata portion shall be determined by multiplying the number of units or shares of Restricted Stock that would have been awarded had the newly appointed or elected Nonmanagement Director been a member of the Board immediately following the annual meeting of shareholders occurring immediately prior to his or her election or appointment by a fraction, the numerator of which is twelve minus the number of full calendar months between such annual meeting and the Nonmanagement Director’s appointment or election, and the denominator of which is twelve, with the resulting total rounded down to the nearest full unit or share.

(c)	The Restricted Stock granted under Sections 7.2(a) and (b) shall become 100 percent vested on the day before the annual meeting of the Company’s shareholders that first occurs following the date of grant, but in no event later than the one year anniversary of the date of grant. The Restricted Stock granted under Sections 7.2(a) and 7.2(b) shall also become 100 percent vested, to the extent not previously vested, upon termination of the NMD Participant’s membership on the Board because of (i) Total Disability or (ii) death. Any Restricted Stock that is not vested (or that does not become vested in accordance with the previous sentence) shall be forfeited upon the termination of the NMD Participant’s membership on the Board.
(d)	Unless delivery of the shares has been deferred by the NMD Participant in accordance with Section 7.3, promptly after, and in all events within 30 days after the vesting of the Restricted Stock, shares of Common Stock equal to the number of units or shares which have become vested shall be delivered to the NMD Participant or other person entitled under the Plan to receive the shares.

(e)	An NMD Participant receiving Restricted Stock units shall be entitled to receive dividend equivalents with respect to the Restricted Stock units. Dividend equivalents shall be paid in the same amount and at the same time as dividends are paid on the Common Stock. An NMD Participant receiving shares of Restricted Stock shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested.

(f)	The awards of Restricted Stock with a value of $75,000 in 2006 and $90,000 in 2010 provided for in Section 7.2 as originally adopted and approved by the shareholders on May 20, 2003 shall not be granted.
7.3	Deferrals. An NMD Participant may elect to defer the shares that the NMD Participant would otherwise receive pursuant to Section 7.2(d) by submitting an irrevocable deferral election (in a form provided by the Company) no later than December 31 of the year prior to the year in which the grant of Restricted Stock is made. Dividend equivalents shall be credited with respect to the deferred shares at the same time dividends are paid with respect to the Common Stock, and shall be deemed to be reinvested in additional deferred shares of Common Stock based on the Fair Market Value of the Common Stock on the date credited. Distributions of shares deferred pursuant to this Section 7.3 shall be paid in a single lump-sum distribution (with cash paid for fractional shares) on the first business day of the month that is six months following the month in which the NMD Participant separates from service within the meaning of Section 409A of the Code. Deferrals made pursuant to this Section 7.3 shall be subject to such other terms and conditions established by the Company and set forth in a deferral election form and related documents. All deferrals hereunder shall be accomplished in a manner consistent with the requirements of Section 409A of the Code.

7.4	Adjustments. Restricted Stock granted under this Article VII shall be subject to adjustment as provided in Section 8.2.

7.5	Additional Restricted Stock and Other Stock Awards.
(a)	Under this Article VII, the Committee may grant additional Restricted Stock Awards to Nonmanagement Directors as appropriate, based on market compensation data or other information or circumstances. The Committee may also grant Awards consisting of deferred Common Stock to Nonmanagement Directors who elect to convert their Nonmanagement Director retainer payments into deferred Common Stock, in each case consistent with the requirements of Section 409A of the Code.

(b)	An NMD Participant who elects to convert his or her Nonmanagement Director retainer payments into deferred Common Stock pursuant to Section 7.5(a) shall submit an irrevocable deferral election (in a form provided by the Company) no later than December 31 of the year prior to the year in which the retainer payments are earned and paid. Notwithstanding the forgoing, a newly appointed or elected NMD Participant may make an election to convert the NMD Participant’s retainer payments for the current calendar year into deferred Common Stock; provided, that, such election is made no later than thirty days following the Participant’s appointment or election to the Board and applies only to payments that are earned and paid after the date of the election. Dividend equivalents shall be credited with respect to the deferred shares at the same time dividends are paid with respect to the Common Stock, and shall be deemed to be reinvested in additional deferred shares of Common Stock based on the Fair Market Value of the Common Stock on the date credited. Distributions of shares deferred pursuant to this Section 7.5(b) shall be paid in a single lump-sum distribution (with cash paid for fractional shares) on the first business day of the month that is six months following the month in which the NMD Participant separates from service within the meaning of Section 409A of the Code. Deferrals made pursuant to this Section 7.5(b) shall be subject to such other terms and conditions, consistent with Section 409A of the Code, as may be established by the Company and set forth in a deferral election form and related documents.
VIII. Other Provisions
8.1	Rights of Eligible Employees, Participants and Beneficiaries.
(a)	Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

(b)	No Employment Contract. Nothing contained in the Plan (or in any other documents related to the Plan or to any Award) shall confer upon any Participant any right to continue in the employ or other service of Fannie Mae or constitute any contract or agreement of employment or other service, nor shall the Plan interfere in any way with the right of Fannie Mae to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause; provided, however, that nothing contained in the Plan or any related document shall adversely affect any independent contractual right of any Participant without the Participant’s consent.

(c)	Plan Not Funded. Awards payable under the Plan shall be payable in shares of Common Stock or from the general assets of Fannie Mae, and (except as provided in Section 1.5(c)) no special or separate reserve, fund or deposit shall be made to assure payment of Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of Fannie Mae by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between Fannie Mae and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of Fannie Mae.
8.2	Adjustments.
(a)	Events Requiring Adjustments. If any of the following events occur, the Committee shall make the adjustments described in Section 8.2(b): (i) any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of Fannie Mae, (ii) any issuance of warrants or other rights to purchase shares of Common Stock or other securities of Fannie Mae (other than to employees) at less than 80 percent of Fair Market Value on the date of such issuance, (iii) a sale of substantially all the assets of Fannie Mae, or (iv) any other similar corporate transaction or event with respect to the Common Stock.

(b)	Adjustments to Awards. If any of the events described in Section 8.2(a) occurs, then the Committee shall, in the manner and to the extent (if any) as it deems appropriate and equitable, (i) proportionately adjust any or all of (1) the number and type of shares of Common Stock that thereafter may be made the subject of Awards (including the specific maximum set forth in Section 1.5), (2) the number, amount and type of shares of Common Stock subject to any or all outstanding Awards, (3) the grant, purchase or exercise price of any or all outstanding Awards, (4) the shares of Common Stock or cash deliverable upon exercise of any outstanding Awards, or (5) the performance standards appropriate to any outstanding Awards; or (ii) make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of the event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no adjustment shall be made that would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto.
8.3	Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for Fannie Mae, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by Fannie Mae, provide such assurances and representations to Fannie Mae, as Fannie Mae may deem necessary or desirable to assure compliance with all applicable legal requirements.

8.4	Tax Withholding. Upon any exercise, vesting or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code (or any successor provision), the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding by Fannie Mae of all federal, state, local and other taxes required by law to be withheld, including without limitation, the right, at its option, to the extent permitted by law (i) to require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes that Fannie Mae may be required to withhold with respect to the transaction as a condition to the release of the shares of Common Stock or the making of any payment or distribution, or (ii)(a) to deduct from any amount payable in cash, or (b) to reduce the number of shares of Common Stock otherwise deliverable (or otherwise reacquire such shares), based upon their Fair Market Value on the date of delivery, or (c) to grant the Participant the right to elect reduction in the number of shares upon such terms and conditions as it may establish for the amount of any taxes that Fannie Mae may be required to withhold.

8.5	Plan Amendment, Termination and Suspension.
(a)	Board Authorization. Subject to this Section 8.5, the Board may, at any time, terminate or amend, modify or suspend the Plan, in whole or in part. No Awards may be granted during any suspension of the Plan or after termination of the Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of the Plan.

(b)	Shareholder Approval. If any amendment would (i) materially increase the benefits accruing under the Plan, or (ii) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Section 8.2), then to the extent deemed necessary or advisable by the Board or as required by law or the rules of the NYSE, such amendment shall be subject to shareholder approval.

(c)	Amendments to Awards. Without limiting any other express authority granted under the Plan, but subject to its express limits, the Committee may waive conditions of or limitations on Awards, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect the Participant’s rights and benefits under an Award in any materially adverse manner.

(d)	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or any change affecting any outstanding Award shall, without the written consent of the Participant, Beneficiary or Personal Representative, as applicable, affect in any manner materially adverse to such person any rights or benefits of any such person or any obligations of Fannie Mae under any Award granted under the Plan prior to the effective date of such change; however, any changes made pursuant to Section 8.2 shall not be deemed to constitute changes or amendments for purposes of this Section 8.5.
8.6	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or the Plan and expressly stated in an Award Document, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment shall be made for dividends or other shareholder rights for which a record date is prior to the date of delivery of such shares.

8.7	Effective Date of the Plan. The Plan shall be effective as of the date of the meeting at which the shareholders of Fannie Mae approve it.

8.8	Term of the Plan. No Award shall be granted after the Plan Termination Date. Unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award may extend beyond the Plan Termination Date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of the Plan and in respect of Awards outstanding on the Plan Termination Date.

8.9	Governing Law/Construction/Severability.
(a)	Choice of Law. The Plan, the Awards, all documents evidencing Awards, and all other related documents shall be governed by, and construed in accordance with the laws of the District of Columbia, without reference to its principles of conflicts of law.

(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.
8.10	Captions. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or of its provisions.

8.11	Effect of Change of Subsidiary Status. For purposes of the Plan and any Award, if an entity ceases to be a Subsidiary, the employment of all Participants who are employed by such entity shall be deemed to have terminated, except any Participant who continues as an employee of another entity within Fannie Mae.

8.12	Nonexclusivity of Plan. Nothing in the Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.13	Plan Binding on Successors. The obligations of Fannie Mae under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Fannie Mae, or upon any successor corporation or organization succeeding to substantially all of the assets and business of Fannie Mae. Fannie Mae agrees that it will make appropriate provisions for the preservation of all Participants’ rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.